Exhibit 10.2

Bank of America Commercial Banking Los Angeles—West CA9-159-02-04 2049 Century Park East Suite 200 Los Angeles, CA 90067-3101

March 17, 2005

MERCURY AIR GROUP, INC.

5456 McConnell Avenue
Los Angeles, CA 90066

Attention: Joe A Czyzyk, Chief Executive Officer

Re: Loan Agreement dated as of July 29, 2004, as amended

Dear Joe:

We refer to that certain Loan Agreement dated as of July 29, 2004, as amended (the “Loan Agreement”), executed between Bank of America, N.A. (the “Bank”) and Mercury Air Group, Inc., Maytag Aircraft Corporation, Mercury Air Cargo, Inc., MercFuel, Inc., Hermes Aviation, Inc. and Mercury Air Center — Long Beach, Inc. (the “Borrowers”).

Pursuant to Paragraph No. 9.10 (Cash dividends and Stock Repurchases) of the Loan Agreement, the Bank hereby consents to allow the Borrower to repurchase Borrower stock during fiscal year 2005, in an aggregate amount not to exceed $1,000,000.00. This consent is expressly limited to the repurchase described herein and shall not constitute a consent to future repurchases.

Except as herein provided, all of the terms and conditions of the Loan Agreement remain in full force and effect.

If you have any questions regarding this letter, please do not hesitate to contact the undersigned.

Very truly yours,

BANK OF AMERICA, N.A.

/s/ P. Holloway-Dobson

Pamela Holloway-Dobson
Senior Vice President
(310) 785-6081